CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 29, 2006 relating to the December 31, 2005 financial statements of Rockelle Corp. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Infante & Company
Hollywood, Florida
September 18, 2006